Exhibit 23.2.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of GrafTech Holdings Inc. of our report dated February 23, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of GrafTech International Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

June 10, 2010